Exhibit 32.1 – CEO 906 Certification

Certification Pursuant to 18 U.S.C. Section 1350 As Adopted to Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

In connection with the Quarterly Report on Form 10-Q of Texas Gulf Energy, Incorporated (the “Company”) for the quarterly period ended June 30, 2014, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), Karim Ayed, as Chief Executive Office of the Company, and Maylene Santiago, as Chief Financial Officer of the Company, each hereby certifies, pursuant to 18 U.S.C. § 1350, as adopted pursuant to Section §906 of the Sarbanes-Oxley Act of 2002, that, to the best of each such officer’s knowledge:

(1.) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, and

(2.)    The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ KARIM AYED
Karim Ayed
Interim Chief Executive Officer

/s/ MAYLENE SANTIAGO
Maylene Santiago
Chief Financial Officer Date: August 14, 2014

This certification accompanies the Report pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and shall not, except to the extent required by the Sarbanes-Oxley Act of 2002, be deemed filed by the Company for purposes of Section 18 of the Securities Exchange Act of 1934, as amended.

A signed original of this written statement required by Section 906 of the Sarbanes-Oxley Act of 2002 has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.